SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2010

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____

communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____

material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers

On October 13, 2010, Dr. John Crissman was appointed a member of the board of directors of the Registrant, to serve as such until the next annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal. The newly constituted Board of Directors of the Registrant now consists of Mr. Crissman, Dr. Steven Warner, Janet L. Crance and John Gorman.

The Registrant has agreed to grant Mr. Crissman warrants to purchase 200,000 shares of the Registrant’s common stock at an exercise price of $.225 per share for a term of three years. The warrants were fully exercisable on the grant date, were not subject to any vesting requirements and included a cashless exercise provision.  A majority of the board of directors also approved amending warrants previously issued to Janet Crance and Dr. Steven Warner to include cashless exercise provisions.

Dr. Crissman has since 1999 served as a consultant to Wayne State University’s Allen Park Veterans Administration Hospital.  Dr. Crissman has held numerous faculty positions, including acting for ten years as Chair of the Department of Pathology at Wayne State University’s School of Medicine (1990-1999).  In addition, Dr. Crissman was Dean of Wayne State University’s School of Medicine for more than five years (1999-2004).  Dr. Crissman has also worked at numerous hospitals during his long medical career, including for ten years as Pathologist in Chief at the Detroit Medical Center (1990-1999).

Dr. Crissman graduated from the Massachusetts Institute of Technology (Bachelor of Science in Mechanical Engineering) and the Western Reserve University Medical School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2010	HEALTH ENHANCEMENT PRODUCTS, INC.
By /s/John Gorman

John Gorman, Director

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